Contact:
Sheila Stuewe

sstuewe
@advanceautoparts.com

Direct	540-561-8450

ADVANCE AUTO PARTS REPORTS RECORD SECOND QUARTER 2004 RESULTS
Comparable Store Sales Grew 5.0% and EPS Rose to $0.70;
Company Generates First Quarter of Double-Digit Operating Margins;
$200 Million Stock Repurchase Program Announced

Roanoke, Virginia, August 11, 2004 – Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive parts and accessories, today announced record revenue and earnings for its second quarter ended July 17, 2004.

Second Quarter 2004
Sales increased 9.8% in the second quarter to $908.4 million from $827.3 million in the same quarter last year. Comparable store sales grew 5.0% in the second quarter. Do-it-yourself (DIY) comparable store sales grew 1.8% and comparable commercial sales were up 22.3%.

Gross margin increased 62 basis points to 46.5% of net sales in the second quarter due to the continued positive impact of category management initiatives and enhanced supply chain efficiencies. Selling, general and administrative (SG&A) expenses increased by 30 basis points to 36.4% of net sales. SG&A expenses for the prior year were 36.1% of net sales, excluding merger and integration costs associated with the Discount Auto Parts acquisition, and 36.5% of net sales on a GAAP basis. Second quarter operating margins rose to 10.0% of net sales, the Company’s first quarter of double-digit operating margins. During last year’s second quarter, the Company achieved operating margins of 9.7% of net sales excluding the merger and integration costs, and on a GAAP basis achieved operating margins of 9.4% of net sales.

Net earnings for the second quarter of 2004 increased 17.7% to $53.2 million from comparable net earnings of $45.2 million in the same quarter of last year. Earnings per diluted share rose 16.7% to $0.70 in the second quarter of 2004 versus comparable earnings per diluted share of $0.60 in the prior year’s second quarter. The 2003 second quarter GAAP net earnings were $43.5 million, or $0.58 per diluted share, and included expenses of $0.02 per diluted share associated with the Discount Auto Parts’ integration.

Advance Auto Parts
Second Quarter 2004 Results - Page 2

In 2003, the Company used comparable results, which are non-GAAP measures because they excluded expenses associated with the Discount Auto Parts’ integration and the early redemption of notes and debentures, as reconciled on the accompanying financial tables. The Company used these non-GAAP measures as an indication of its earnings from its core operations and believed they were important to the Company’s stockholders because of the nature and significance of the excluded expenses.

Commenting on the second quarter results, Larry Castellani, Chairman and Chief Executive Officer, said, “Our team produced industry-leading comparable store sales growth by delivering legendary customer service. During the quarter, we continued to invest in initiatives that provide us the foundation to produce continued strong long-term results. Once again we would like to thank our Team Members for their dedication to serving our customers.”

In the second quarter, the Company generated free cash flow of $58.3 million as defined in the accompanying financial tables. The Company uses free cash flow, which is a non-GAAP measure, as a measure of its liquidity and believes it is a useful indicator to stockholders of its ability to implement its growth strategies and service its debt.

During the quarter, the Company opened 31 new stores, closed one under-performing store, and relocated six stores, resulting in a total count of 2,583 stores at July 17, 2004. The Company is on track to open 125 to 135 stores in 2004.

Year-to-Date 2004
Sales for the first two quarters of 2004 increased to $2.0 billion, or 10.8%. Comparable store sales grew 6.1% during the first two quarters of this year.

Year-to-date gross margin increased 43 basis points to 46.4% of net sales. SG&A expenses were 37.5% of net sales for the first two quarters of this year, flat with the prior year’s comparable results, which excluded merger and integration costs associated with the Discount Auto Parts acquisition. On a GAAP basis, SG&A expenses were 37.8% of net sales for the first two quarters of last year. Year-to-date operating margins rose to 8.9% of net sales. During the first two quarters of last year, the Company achieved operating margins of 8.5% of net sales, which excluded the merger and integration costs, and GAAP operating margins of 8.2% of net sales.

Year-to-date, net earnings rose to $104.5 million, an increase of 28.7%, versus comparable net earnings of $81.2 million for the same period of last year. Earnings per diluted share rose 24.5% to $1.37 over prior year’s comparable earnings per diluted share of $1.10. The 2003 year-to-date GAAP net earnings were $48.5 million, or $0.66 per diluted share, and included expenses of $0.05 per diluted share associated with the Discount Auto Parts’ integration and $0.39 per diluted share resulting from the early redemption of the Company’s outstanding notes and debentures.

Stock Repurchase Program
Advance Auto Parts also announced that its board of directors has authorized a stock repurchase program of up to $200 million. The program will allow the Company to repurchase its shares on the open market or in privately negotiated transactions from time to time in accordance with the requirements of the Securities and Exchange Commission. The Company currently has $87 million available in fiscal 2004 for stock

Advance Auto Parts
Second Quarter 2004 Results - Page 3

repurchases under its existing credit agreement and is evaluating the opportunity to modify its credit agreement to allow flexibility to accelerate the stock repurchase program.

Mr.  Castellani commented, “This stock repurchase program reflects our board of directors’ and management’s confidence in our financial outlook and growth opportunities. It is our strong financial position that provides us the opportunity to drive shareholder value through investing in our business, as well as buying back our shares at attractive valuations.”

Guidance
The Company updated its earnings guidance for the third quarter to $0.68 to $0.71 earnings per diluted share from its previous guidance of $0.70 to $0.73. The Company also initiated guidance of $0.42 to $0.46 for the fourth quarter. Guidance for both quarters is based on 3% to 4% comparable store sales increases, which is in line with current sales. The fourth quarter of 2004 includes twelve weeks compared to thirteen weeks in the fourth quarter of 2003. The extra week last year contributed earnings per diluted share of approximately $0.07. For the 2004 fiscal year, the Company’s guidance for earnings per diluted share is $2.48 to $2.55 updated from $2.53 to $2.58 previously.

These anticipated results do not include the potential positive impact of the stock repurchase program, or any costs associated with modifying its existing credit agreement, if the Company chooses to do so.

Investor Conference Call
The Company will host a conference call tomorrow, August 12, 2004, at 8:00 a.m. Eastern Daylight Time to discuss its second quarter results. To listen to the live web cast, please log on to http://www.advanceautoparts.com or dial 1-866-800-8649. The call will be archived on the Company’s website http://www.advanceautoparts.com until August 11, 2005. There will not be a telephonic replay available.

Headquartered in Roanoke, Va., Advance Auto Parts is a leading retailer of automotive parts in the United States. At July 17, 2004, the Company had 2,583 stores in 39 states, Puerto Rico and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including our future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

Advance Auto Parts
Second Quarter 2004 Results - Page 4

-Financial Tables To Follow-

_________________

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 17, 2004	January 3, 2004	July 12, 2003

Assets
Current assets:
Cash and cash equivalents	$19,817	$11,487	$46,074
Receivables, net	99,262	84,799	93,350
Inventories, net	1,189,567	1,113,781	1,079,884
Other current assets	27,734	16,387	34,664

Total current assets	1,336,380	1,226,454	1,253,972

Property and equipment, net	743,945	712,702	711,222
Assets held for sale	20,290	20,191	24,897
Other assets, net	25,332	23,724	11,997

	$2,125,947	$1,983,071	$2,002,088

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdrafts	$11,509	$31,085	14,372
Current portion of long-term debt	17,024	22,220	4,577
Financed vendor accounts payable	40,236	-	-
Accounts payable	629,915	568,275	591,827
Accrued expenses	198,957	173,818	207,055
Other current liabilities	74,745	58,547	44,068

Total current liabilities	972,386	853,945	861,899

Long-term debt	317,976	422,780	531,512
Other long-term liabilities	75,837	75,102	67,698
Total stockholders’ equity	759,748	631,244	540,979

	$2,125,947	$1,983,071	$2,002,088

NOTE: These preliminary condensed consolidated balance sheets do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve Week Periods Ended
(in thousands, except per share data)
(unaudited)

	July 17, 2004	July 12, 2003

	GAAP	GAAP	Merger and Integration Expenses		Comparable 2003

Net sales	$908,412	$827,348	$-		$827,348
Cost of sales, including purchasing and warehousing costs	486,110	447,874	-		447,874

Gross profit	422,302	379,474	-		379,474
Selling, general and administrative expenses	331,055	301,897	(2,890	) (a)	299,007

Operating income	91,247	77,577	2,890		80,467

Other, net:
Interest expense	(4,531)	(7,025)	-		(7,025)
Loss on extinguishment of debt	(168)	(254)	-		(254)
Other income, net	10	93	-		93

Total other, net	(4,689)	(7,186)	-		(7,186)

Income before provision for income taxes and
income on discontinued operations	86,558	70,391	2,890		73,281
Provision for income taxes	33,329	27,100	1,113	(b)	28,213

Income from continuing operations	53,229	43,291	1,777		45,068
Discontinued operations:
(Loss)/income from operations of discontinued
wholesale distribution network	10	271	-		271
(Benefit)/provision for income taxes	4	104	-		104

Income on discontinued operations	6	167	-		167

Net income	$53,235	$43,458	$1,777		$45,235

Net income per basic share from:
Income before income on discontinued operations	$0.71	$0.60	$0.02		$0.62
Income on discontinued operations	-	-	-		-

	$0.71	$0.60	$0.02		$0.62

Net income per diluted share from:
Income before income on discontinued operations	$0.70	$0.58	$0.02		$0.60
Income on discontinued operations	-	-	-		-

	$0.70	$0.58	$0.02		$0.60

Average common shares outstanding ( c )	74,590	73,092	73,092		73,092
Dilutive effect of stock options	1,694	1,738	1,738		1,738

Average common shares outstanding - assuming dilution	76,284	74,830	74,830		74,830

(a)	Represents the merger and integration expenses associated with the integration of the Discount Auto Parts operations.
(b)	This adjustment reflects the tax impact for the merger and integration expenses at a 38.5% effective tax rate.
(c)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter ended. At July 17, 2004 and July 12, 2003, we had 74,867 and 73,372 shares outstanding, respectively.

Note:	The preliminary condensed consolidated statements above titled “GAAP” have been prepared on a basis consistent with our previously issued finanical statements filed on Form 10-Q for the respective quarter, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twenty-Eight Week Periods Ended
(in thousands, except per share data)
(unaudited)

	July 17, 2004	July 12, 2003

	GAAP	GAAP	Merger and Integration and Extinguishment of Debt Expenses		Comparable 2003

Net sales	$2,031,330	$1,833,316	$-		$1,833,316
Cost of sales, including purchasing and warehousing costs	1,088,130	989,853	-		989,853

Gross profit	943,200	843,463	-		843,463
Selling, general and administrative expenses	761,931	693,266	(6,271	) (a)	686,995

Operating income	181,269	150,197	6,271		156,468

Other, net:
Interest expense	(10,848)	(26,365)	-		(26,365)
Loss on extinguishment of debt	(412)	(47,141)	46,887	(b)	(254)
Other income, net	35	153	-		153

Total other, net	(11,225)	(73,353)	46,887		(26,466)

Income before provision for income taxes and
income on discontinued operations	170,044	76,844	53,158		130,002
Provision for income taxes	65,472	29,585	20,466	(c)	50,051

Income from continuing operations	104,572	47,259	32,692		79,951
Discontinued operations:
(Loss)/income from operations of discontinued
wholesale distribution network	(75)	2,015	-		2,015
(Benefit)/provision for income taxes	(29)	775	-		775

Income on discontinued operations	(46)	1,240	-		1,240

Net income	$104,526	$48,499	$32,692		$81,191

Net income per basic share from:
Income before income on discontinued operations	$1.41	$0.65	$0.45		$1.10
Income on discontinued operations	-	0.02	-		0.02

	$1.41	$0.67	$0.45		$1.12

Net income per diluted share from:
Income before income on discontinued operations	$1.37	$0.64	$0.44		$1.08
Income on discontinued operations	-	0.02	-		0.02

	$1.37	$0.66	$0.44		$1.10

Average common shares outstanding ( d )	74,248	72,356	72,356		72,356
Dilutive effect of stock options	1,826	1,564	1,564		1,564

Average common shares outstanding - assuming dilution	76,074	73,920	73,920		73,920

(a)	Represents the merger and integration expenses associated with the integration of the Discount Auto Parts operations.
(b)	This adjustment reflects the deferred loan costs, unamortized discounts and the premiums paid upon the early redemption of our outstanding senior discount notes and senior discount debentures.
(c)	This adjustment reflects the tax impact for the items in (a) and (b) at a 38.5% effective tax rate.
(d)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter ended. At July 17, 2004 and July 12, 2003, we had 74,867 and 73,372 shares outstanding, respectively.

Note:	The preliminary condensed consolidated statements above titled “GAAP” have been prepared on a basis consistent with our previously issued finanical statements filed on Form 10-Q for the respective quarter, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Twenty-Eight Week Periods Ended
(in thousands)
(unaudited)

	July 17, 2004	July 12, 2003

Cash flows from operating activities:
Net income	$104,526	$48,499
Depreciation	55,416	53,807
Loss on extinguishment of debt	412	47,141
Provision for deferred income taxes	9,172	30,142
Other non-cash adjustments to net income	13,889	10,742
(Increase) decrease in :
Receivables, net	(14,463)	9,224
Inventories, net	(75,786)	(31,081)
Other assets	(14,373)	(18,609)
Increase (decrease) in :
Accounts payable	61,640	121,087
Accrued expenses	20,082	6,687
Other liabilities	3,250	(1,707)

Net cash provided by operating activities	163,765	275,932

Cash flows from investing activities:
Purchases of property and equipment	(87,093)	(50,595)
Proceeds from sales of property and equipment	5,468	8,974

Net cash used in investing activities	(81,625)	(41,621)

Cash flows from financing activities:
(Decrease) increase in bank overdrafts	(19,576)	13,503
Increase in financed vendor accounts payable	40,236	-
Early extinguishment of debt	(105,000)	(551,374)
Net borrowings under the credit facility	(5,000)	348,300
Payment of debt related costs	-	(36,895)
Proceeds from the exercise of stock options	10,204	18,824
Other net financing activities	5,326	5,520

Net cash used in financing activities	(73,810)	(202,122)

Increase in cash and cash equivalents	8,330	32,189
Cash and cash equivalents, beginning of period	11,487	13,885

Cash and cash equivalents, end of period	$19,817	$46,074

Note:	These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously presented statements of cash flows and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
(in thousands)
(unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended

	July 17, 2004	July 12, 2003	July 17, 2004	July 12, 2003

Cash flows from operating activities	$102,725	$158,428	$163,765	$275,932
Cash flows used in investing activities	(52,117)	(18,242)	(81,625)	(41,621)

	50,608	140,186	82,140	234,311

Increase in financed vendor
accounts payable	7,710	-	40,236	-
Payment of debt costs associated
with early redemption (a)	-	-	-	(36,895)

Free cash flow	$58,318	$140,186	$122,376	$197,416

(a)	Represents the cash expense associated with the early redemption of the high interest bearing notes and debentures in the first quarter of 2003.